AMENDMENT TO SECOND RESTATED AGREEMENT FOR WHOLESALE FINANCING


        This Amendment to Second Restated Agreement for Wholesale Financing ("Amendment") is made by and between MICROAGE COMPUTER CENTERS, INC. ("MCCI"), MICROAGE LOGISTICS SERVICES, INC. ("MLS") and DEUTSCHE FINANCIAL SERVICES CORPORATION ("DFS") as of the 31st day of March, 1997.

        WHEREAS, DFS, MCCI and MLS entered into that certain Second Restated Agreement for Wholesale Financing dated as of August 3, 1995, as amended (the "AWF");

        WHEREAS, DFS, MCCI and MLS desire to amend the AWF as provided herein.

        NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DFS, MCCI and MLS agree as follows (except as otherwise defined herein, all capitalized terms will have the same meanings set forth in the AWF):

        1. The  definition  of  "Supplemental  Inventory  Limit" as set forth in
        Section 1 of the AWF is hereby amended to mean One Hundred Fifty Million Dollars ($150,000,000.00).

        2. The definition of "Aggregate A/R and Supplemental Inventory Limit" as set forth in Section 1 of the AWF is hereby amended to mean Five Hundred Million Dollars ($500,000,000.00).

        3. Section 10(c) of the AWF is hereby amended and restated in its entirety to read as follows:

                "(c) The Consolidated Group shall at all times maintain, on a consolidated basis, a ratio of (i) the sum of (A) total liabilities plus (B) that portion of the Outstanding Balance (as defined in the Purchase Agreement) of all Sold Receivables (as defined in the Purchase Agreement) which MCCI and its affiliates have elected to receive if MCCI and its affiliates have received any or all of the amount due prior to Collection (as defined in the Purchase Agreement) of such Sold Receivables by DFS) pursuant to the third sentence of Section 2.1.B of the Purchase Agreement, to (ii) Tangible Net Worth, of less than 6.5 to 1 (the 'Leverage Ratio')."

        4. The reference to Two Hundred Million Dollars ($200,000,000.00) at the end of the second to last sentence of Section 21 of the AWF is hereby amended to mean Three Hundred Million Dollars ($300,000,000.00).

        5. Except as expressly modified or amended herein, all other terms and provisions of the AWF, including without limitation all letter agreements regarding interest charges, fees and other amounts payable to DFS in connection with the AWF, to the extent consistent with the foregoing, will remain unmodified and in full force and effect and the AWF, as hereby amended, is ratified and confirmed by DFS, MCCI and MLS.

        IN WITNESS WHEREOF, DFS, MCCI and MLS have executed this Amendment as of the date and year first above written.


                                       MICROAGE COMPUTER CENTERS, INC.

                                       By:  /s/ James R. Daniel
                                          ----------------------------
                                       Title:  Treasurer
                                             -------------------------


                                       MICROAGE LOGISTICS SERVICES, INC.

                                       By:  /s/ James R. Daniel
                                          ----------------------------
                                       Title:  Treasurer
                                             -------------------------


                                       DEUTSCHE FINANCIAL SERVICES CORPORATION

                                       By: /s/ Stephen H. Patyk
                                           --------------------------------
                                       Title: Area General Manager
                                              -----------------------------